SCHEDULE 14A INFORMATION

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JDA Software Group, Inc.

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[JDA Software Group, Inc. Logo]

14400 North 87th Street
Scottsdale, Arizona 85260

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 9, 2000

To Our Stockholders:

      You are invited to attend the Special Meeting of Stockholders of JDA Software Group, Inc. (the “Company”) which will be held on Thursday, November 9, 2000, at 10:00 a.m., Scottsdale, Arizona time, at the JDA Software Group, Inc. World Headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1.	To approve an amendment to our 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 4,500,000 to 7,000,000 and to establish certain option grant restrictions and limitations that prohibit the Company from: (i) granting more than 1,200,000 shares of Common Stock subject to new options in any 12 month period (beginning May 25, 2000, the date of our 2000 Annual Meeting of Stockholders), subject to any stock split, recapitalization, dividend or related events, (ii) re-pricing any options granted under the 1996 Stock Option Plan, and (iii) granting any options under the 1996 Stock Option Plan with an exercise price below fair market value.

2.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on September 29, 2000 are entitled to notice of, and to vote at, this Special Meeting of Stockholders and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders of record on September 29, 2000 will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. Management cordially invites you to attend this Special Meeting of Stockholders.

      The Board believes that the Company’s success depends on its ability to attract and retain qualified and talented directors, officers, employees and consultants. Granting options to these individuals under the 1996 Stock Option Plan plays an important role in motivating and retaining these key individuals, especially in light of the significant competition from other companies for the same talented and qualified personnel. As of September 30, 2000, only 126,115 shares of Common Stock remained available upon grant of new options under the 1996 Stock Option Plan. Accordingly, the Board believes it is very important to approve the amendment to the 1996 Stock Option Plan in order to provide the Company with additional option shares to attract, motivate and retain key personnel and to align their long-term interests with those of the stockholders. THE BOARD BELIEVES APPROVAL OF PROPOSAL 1 IS IN THE BEST INTEREST OF THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

By Order of the Board of Directors,

/s/ Kristen L. Magnuson
Kristen L. Magnuson
Secretary

Scottsdale, Arizona
October 10, 2000

IMPORTANT: STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

JDA SOFTWARE GROUP, INC.

14400 North 87th Street
Scottsdale, Arizona 85260

Proxy Statement

for
Special Meeting of Stockholders
To Be Held on November 9, 2000

Solicitation and Voting of Proxies

      The accompanying proxy is solicited by the Board of Directors (the “Board or Directors” or the “Board”) of JDA Software Group, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders to be held on Thursday, November 9, 2000, at 10:00 a.m., Scottsdale, Arizona time (the “Special Meeting”), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this Proxy Statement is October 10, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first mailed to stockholders of record at the close of business on September 29, 2000 (the “Record Date”). We had 24,531,340 shares of common stock outstanding, par value $.01 per share (“Common Stock”), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Special Meeting. There must be a quorum for the Special Meeting to be held. The holders of a majority of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the Special Meeting. Abstentions and broker non-votes are counted in determining whether there is a quorum.

      Each stockholder is entitled to one (1) vote per share on the proposal presented in this Proxy Statement, as well as on all other matters that may be properly considered at the Special Meeting. All valid proxies received prior to the Special Meeting will be voted in accordance with the specifications or directions indicated on the proxy. A stockholder giving the enclosed proxy has the power to revoke it at any time prior to the time it is voted, by either (i) attending the Special Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to our Corporate Secretary at 14400 North 87th Street, Scottsdale, Arizona 85260. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

      We may retain an outside firm to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. We will bear the cost of soliciting proxies which is not expected to exceed $7,500. We will request banks, brokers and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons, and will reimburse them for their reasonable, out-of-pocket costs. In addition to soliciting stockholders by mail, proxies may be solicited by our officers and directors by personal interview, telephone, or facsimile without additional compensation.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN

      In January 1996, we adopted the JDA Software Group, Inc. 1996 Stock Option Plan (the “1996 Option Plan”). In March 2000, the Board amended the 1996 Option Plan to increase the number of shares of Common Stock reserved for issuance under the 1996 Option Plan from 4,500,000 to 8,500,000. The Board then submitted the March 2000 amendment for stockholder approval at our 2000 Annual Meeting of Stockholders on May 25, 2000. That amendment to the 1996 Option Plan was not approved by the stockholders. Subsequently, to address concerns of our stockholders, the Board again amended the 1996 Option Plan on August 28, 2000. The purpose of the August 2000 amendment is to place limitations and restrictions on the terms and conditions of options granted under our 1996 Option Plan. As proposed, the August 2000 amendment to the 1996 Option Plan prohibits the Company from (i) granting more than 1,200,000 shares of Common Stock subject to new options in any twelve month period (beginning from May 25, 2000, the date of our last Annual Meeting), subject to any stock split, recapitalization, dividend or similar event, (ii) repricing any options granted under the 1996 Option Plan, and (iii) granting any options under the 1996 Option Plan with an exercise price below fair market value (collectively, items (i) through (iii) are referred to as the “Option Grant Restrictions”).

      The Board believes that the Company’s success depends on its ability to attract and retain qualified and talented directors, officers, employees and consultants. Granting options to these individuals under the 1996 Option Plan plays an important role in motivating and retaining these key individuals, especially in light of the significant competition from other companies for the same talented and qualified personnel. As of September 30, 2000, only 126,115 shares of Common Stock remained available upon grant of new options under the 1996 Option Plan. Accordingly, the Board believes it is very important to approve the amendment to the 1996 Option Plan in order to provide the Company with additional option shares to attract, motivate and retain key personnel and to align their long-term interests with those of the stockholders. The stockholders are now being asked to approve this amendment. The essential features of the 1996 Option Plan, as amended, are summarized below.

Description of the 1996 Option Plan

      The following summary of the 1996 Option Plan, as amended, is qualified in its entirety by the specific language of the 1996 Option Plan, as amended, a copy of which is attached to this Proxy Statement.

      General. The 1996 Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonstatutory stock options. As of September 30, 2000, options to purchase 464,742 shares of Common Stock granted pursuant to the 1996 Option Plan had been exercised, options to purchase an aggregate of 3,909,142 shares of Common Stock were outstanding, and 126,115 shares of Common Stock remained available for future grants under the 1996 Option Plan.

      Shares Subject to Plan. The Board of Directors has amended the 1996 Option Plan, subject to stockholder approval, to increase the maximum number of authorized shares of Common Stock reserved for issuance under the 1996 Option Plan from 4,500,000 to 7,000,000. However, the maximum aggregate number of shares of Common Stock subject to new option grants has been limited to no more than 1,200,000 per year, commencing from May 25, 2000 (the “Annual Grant Limit”). In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 1996 Option Plan, to the Annual Grant Limit and to outstanding options. To the extent any outstanding option under the 1996 Option Plan expires or terminates prior to its exercise, or if we repurchase any shares issued upon exercise of an option, such shares will be returned to the 1996 Option Plan and become available for future grant.

      Administration. The 1996 Option Plan is administered by the Board of Directors or a duly appointed committee of the Board. The 1996 Option Plan is administered in compliance with the requirements of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board establishes the terms and conditions of each option including, the number of shares covered by each option, the vesting period, exercise price, term and type of consideration to be paid upon exercise of each option, and whether an option is an incentive stock option or a nonstatutory stock option. The 1996 Option Plan permits the Board to authorize appropriate executive officers to grant options to persons who are not officers or directors of the Company within guidelines established from time to time by the Board. The 1996 Option Plan authorizes the Board to amend, modify, extend or renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof; provided, however, that the Board does not have the authority to act beyond the Option Grant Restrictions (as set forth above) without further stockholder approval. Subject to certain limitations, the 1996 Option Plan provides that we will indemnify any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 1996 Option Plan. The Board will interpret the 1996 Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1996 Option Plan or any option.

      Eligibility. All employees and consultants of any of our present or future parent or subsidiary corporations are eligible to participate in the 1996 Option Plan. In addition, options may be granted to prospective employees and consultants in connection with written offers of employment or engagement. However, any such options may not begin to vest prior to such individual’s commencement of service. Nonemployee directors are not eligible to receive grants under the 1996 Option Plan. As of September 29, 2000, we had approximately 1,000 employees, including 7 executive officers, and 1 director who was also an employee. Any person eligible under the 1996 Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options. During any fiscal year, no employee may be granted options under the 1996 Option Plan to purchase more than 1,125,000 shares.

      Terms and Conditions of Options. Each option granted under the 1996 Option Plan is evidenced by a written agreement that specifies the number of shares subject to the option together with all other applicable terms and conditions. The exercise price per share must equal at least the fair market value of our Common Stock on the date of grant for any stock option granted under the 1996 Option Plan. The exercise price of any incentive stock option granted to a person who at the time of grant owns more than 10% of all classes of our stock (a “Ten Percent Stockholder”) must be at least 110% of the fair market value of our Common Stock on the date of grant. On September 29, 2000, the closing price of our Common Stock was $12.75, as reported on the Nasdaq Stock Market.

      Generally, the exercise price of an option may be paid in cash, by check, or in cash equivalent, by tender of shares of our Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant.

      Options granted under the 1996 Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Shares subject to options generally vest and become exercisable in installments subject to the optionee’s continued employment or service. The maximum term of incentive stock options granted under the 1996 Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years. Consistent with the Code, the term of nonstatutory stock options granted under the 1996 Option Plan is not limited.

      Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

      Transfer of Control. The 1996 Option Plan provides that in the event of (i) a sale or exchange by the stockholders of more than 50% of our voting stock, (ii) a merger or consolidation to which we are a party, (iii) the sale, exchange or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution, wherein our stockholders immediately after any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of our voting stock, our successor, or the corporation to which our assets were transferred (a “Transfer of Control”), the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the “Acquiring Corporation”) to assume or substitute substantially equivalent new options for the options outstanding under the 1996 Option Plan. In the event that the Acquiring Corporation elects not to assume or replace outstanding options under the 1996 Option Plan, any unexercisable or unvested portion of such options will become fully exercisable and vested prior to the Transfer of Control. To the extent that the options outstanding under the 1996 Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate.

      Termination or Amendment. The 1996 Option Plan currently provides that, unless sooner terminated, no incentive stock options may be granted after January 11, 2006. However, if the stockholders approve the proposed increase in the number of shares issuable under the 1996 Option Plan, such term shall be extended until August 27, 2010. The Board may terminate or amend the 1996 Option Plan at any time, but, without stockholder approval, the Board may not amend the 1996 Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment or termination of the 1996 Option Plan may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option’s status as an incentive stock option or is necessary to comply with any applicable law or regulation.

Summary of Federal Income Tax Consequences of the 1996 Option Plan

      The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1996 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We should generally be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

      The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We do not have any tax deduction available to us with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote Required and Board of Directors’ Recommendation

      The adoption of Proposal 1 requires the affirmative vote of a majority of the votes cast on this proposal at this Special Meeting. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes are not counted for any purpose in determining whether the proposal has been approved.

      The Board believes that approval of the increase in the number of shares reserved for issuance under the 1996 Option Plan and the establishment of the Option Grant Restrictions are in the best interests of the Company and the stockholders for the reasons stated above and in the Notice of Special Meeting of Stockholders.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1996 OPTION PLAN FROM 4,500,000 to 7,000,000 AND TO ESTABLISH THE OPTION GRANT RESTRICTIONS AS SET FORTH ABOVE.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of August 31, 2000 (unless otherwise noted below in footnote 1) by (i) each of our directors and executive officers, (ii) all other persons that we know beneficially own more than 5% of our outstanding Common Stock, and (iii) all of our directors and executive officers as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned(1)	of Class

James D. Armstrong(2)	2,068,170	8.3%

Frederick M. Pakis(3)	392,767	1.6%

J. Michael Gullard(4)	15,937	*

William C. Keiper(5)	25,993	*

Stephen A McConnell(6)	22,937	*

Jock Patton(7)	8,167	*

Hamish N. Brewer(8)	86,692	*

Peter J. Charness(9)	31,293	*

Scott D. Hines(10)	39,388	*

Kristen L. Magnuson(11)	139,886	*

Gregory L. Morrison(12)	65,664	*

David J. Tidmarsh(13)	34,697	*

All directors and executives officers as a group (12 persons)(14)	2,931,591	11.6%

Wanger Asset Management, L.P.(15)	1,795,000	7.3%

FMR Corporation(16)	1,427,900	5.8%

J. & W. Seligman & Co. Incorporated(17)	1,363,700	5.6%

Perkins, Wolf, McDonnell & Company(18)	1,327,200	5.4%

*	Represents less than 1% of the outstanding Common Stock.

(1)	The information regarding security ownership of our Common Stock is as of August 31, 2000, except for the security ownership of Wanger Asset Management, L.P., which is derived from a Schedule 13G filed on February 11, 2000; FMR Corporation, which is derived from a Schedule 13G/ A filed on February 11, 2000; J. & W. Seligman & Co. Incorporated, which is derived from a Schedule 13G filed on February 10, 2000; and Perkins, Wolf, McDonnell & Company, which is derived from a Schedule 13G filed on February 11, 2000. The percentage of class calculations are based on the number of shares of our Common Stock outstanding on August 31, 2000 (24,522,378 shares) plus, where appropriate, those shares subject to unexercised options which are exercisable on August 31, 2000, or within sixty days thereafter.

(2)	Includes 309,160 shares subject to unexercised options.

(3)	Includes 41,453 shares subject to unexercised options. In addition, the share total includes 10,000 shares held by Mr. Pakis as trustee of a trust for the benefit of Mr. Armstrong’s children. Mr. Pakis disclaims beneficial ownership of such shares. On August 28, 2000, the Company announced Mr. Pakis’ resignation as Co-Chairman and as a member of the Board of Directors.

(4)	Includes 10,937 shares subject to unexercised options.

(5)	Includes 22,103 shares subject to unexercised options.

(6)	Includes 10,937 shares subject to unexercised options.

(7)	Includes 4,167 shares subject to unexercised options.

(8)	Includes 80,911 shares subject to unexercised options.

(9)	Includes 30,293 shares subject to unexercised options.

(10)	Includes 37,844 shares subject to unexercised options.

(11)	Includes 108,898 shares subject to unexercised options. In addition, the share total includes 22,000 shares held by a trust for which Ms. Magnuson serves as Trustee. Ms. Magnuson disclaims beneficial ownership of such shares.

(12)	Includes 60,601 shares subject to unexercised options.

(13)	Includes 26,116 shares subject to unexercised options.

(14)	Includes an aggregate of 743,420 shares subject to unexercised options.

(15)	Wanger Asset Management, L.P. is an Illinois-based investment advisor whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(16)	FMR Corporation is a Massachusetts-based investment advisor whose address is 82 Devonshire Street, Boston, Massachusetts 02109-3614.

(17)	J. & W. Seligman & Co. Incorporated is a New York-based investment advisor whose address is 100 Park Avenue, New York, New York 10017.

(18)	Perkins, Wolf, McDonnell & Company is an Illinois-based investment advisor whose address is 53 W. Jackson Blvd., Suite 722, Chicago, Illinois 60604.

EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997, for those persons who served as (i) Chief Executive Officer during 1999; and (ii) the four most highly compensated executive officers as of December 31, 1999 other than the Chief Executive Officer (the “Named Executive Officers”).

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation

		Salary	Bonus	Other Annual	Underlying Options	All Other
Name and Principal Position	Year	($)	($)	Compensation(1)	(#)(2)	Compensation($)

James D. Armstrong(3)	1999	365,000	0	0	600,000	1,913
Co-Chairman of the Board and	1998	100,000	0	0	18,750	1,735
Chief Executive Officer	1997	175,000	50,000	0	45,000	3,260

Frederick M. Pakis(4)	1999	254,583	0	0	400,000	1,823
Co-Chairman of the Board and	1998	100,000	0	0	18,750	1,195
Former Co-Chief Executive Officer	1997	175,000	50,000	0	45,000	2,766

Kristen L. Magnuson(5)	1999	200,000	54,658	0	90,000	1,637
Senior Vice President and	1998	187,500	78,750	0	45,000	1,728
Chief Financial Officer	1997	47,228	16,667	0	45,000	1,059

Hamish N. Brewer(6)	1999	200,000	180,000	0	50,000	1,524
Senior Vice President, Sales and	1998	203,819	100,000	70,334	46,222	89
Enterprise Systems	1997	154,537	457,593	0	30,000	7,145

Gregory L. Morrison(7)	1999	175,000	82,663	0	50,000	2,350
Senior Vice President	1998	150,000	109,359	0	47,383	2,506
Analytic Applications	1997	150,000	31,625	0	11,250	2,592

Scott Hines(8)	1999	175,000	75,000	0	0	1,522
Senior Vice President, Technology	1998	120,000	42,242	0	23,274	1,443
	1997	120,000	21,719	0	15,000	1,352

(1)	Unless otherwise noted, other annual compensation for the periods presented, including moving expenses and other perquisites, was less than 10% of the respective current or former executive officer’s total annual salary and bonus.

(2)	The amounts shown in this column represent stock options granted pursuant to our 1996 Option Plan.

(3)	Mr. Armstrong served as Co-Chief Executive Officer with Mr. Pakis from January 1999 through July 1999. The amounts shown for all other compensation include contributions under our 401(k) plan in 1999, 1998 and 1997 of $1,200, $1,200 and $1,140, respectively, and group term life and other insurance premiums of $713, $535 and $2,120, respectively.

(4)	Mr. Pakis served as Co-Chief Executive Officer with Mr. Armstrong from January 1999 through July 1999 at an annualized salary of $365,000. Mr. Pakis resigned as Co-Chief Executive Officer effective August 1, 1999. Due to his change in responsibilities, we negotiated a new employment agreement with Mr. Pakis that provides for an annual salary of $100,000 and which stipulated the cancellation of 283,334 stock options that he had been granted during 1999. The amounts shown for all other compensation include contributions under our 401(k) plan in 1999, 1998 and 1997 of $1,200, $660 and $1,140, respectively, and group term life and other insurance premiums of $623, $535 and $1,626, respectively. On August 28, 2000, the Company announced Mr. Pakis’ resignation as Co-Chairman and as a member of the Board of Directors.

(5)	Ms. Magnuson became our Senior Vice President and Chief Financial Officer in September 1997. The amounts shown for all other compensation include contributions under our 401(k) plan in 1999, 1998 and 1997 of $1,200, $1,200 and $875, respectively, and group term life insurance premiums of $437, $528 and $184, respectively.

(6)	The amount shown for all other compensation in 1999 includes $1,200 in contributions under our 401(k) plan and $324 of group term life insurance premiums. The amount shown for other annual compensation 1998 represents relocation allowances and certain other reimbursements paid to Mr. Brewer in connection with his relocation to Phoenix, Arizona. The amounts shown for all other compensation in 1998 include group term life insurance premiums and in 1997 include automobile expenses that we paid directly on behalf of Mr. Brewer.

(7)	The amounts shown for all other compensation include contributions under our 401(k) plan in 1999, 1998, and 1997 of $1,200, $1,200, and $1,140, respectively, and group term life insurance premiums of $1,150, $1,306, and $1,452, respectively.

(8)	The amounts shown for all other compensation include contributions under our 401(k) plan in 1999, 1998, and 1997 of $1,200, $1,200, and $1,140, respectively, and group term life insurance premiums of $322, $243, and $212, respectively.

Employment and Change of Control Arrangements

      We entered into employment agreements with Mr. Armstrong and Mr. Pakis effective January 1, 1998. These agreements provide Messrs. Armstrong and Pakis with an annual base salary and a bonus potential. The agreements, which continue until terminated by either party upon giving of proper notice, are reviewed and adjusted annually by the Board of Directors or the Compensation Committee. Mr. Pakis resigned as Co-Chief Executive Officer effective August 1, 1999. Due to his change in responsibilities, we negotiated a new employment agreement with Mr. Pakis that provides for an annual salary of $100,000 and which stipulated the cancellation of 283,334 stock options that he had been granted during 1999. We granted Mr. Pakis a total of 400,000 stock options during 1999, 100,000 each on January 5, 1999 and March 4, 1999, and 200,000 on April 2, 1999. Under the terms of the new employment agreement, Mr. Pakis will be allowed to retain 58,333 vested options from each of the January 5, 1999 and March 4, 1999 grants. The remaining 41,667 unvested options under each of these grants, plus all 200,000 options granted on April 2, 1999 have been cancelled. On August 28, 2000, the Company announced Mr. Pakis’ resignation as Co-Chairman and as a member of the Board of Directors. Accordingly, Mr. Pakis’ employment agreement is no longer in effect.

      We have amended certain stock options granted to the Named Executive Officers and other members of our senior executive management team under our 1995 and 1996 Stock Option Plans. The amended stock option agreements generally provide for accelerated vesting of the underlying stock options upon (i) a change of control, (ii) the non-assumption of the stock options upon a change of control, or (iii) upon termination of employment by us or the successor company within 18 months after a change of control. A change of control is deemed to have occurred upon (i) the sale or exchange of more than 50% of our voting stock, (ii) a merger or consolidation to which we are a party, (iii) the sale, exchange, or transfer of all or substantially all of our assets, or (iv) a liquidation or dissolution. All future stock options granted to the Named Executive Officers and other members of our senior executive management team will contain similar provisions.

      We have entered into indemnification agreements with each of our directors, Named Executive Officers and other members of our senior management team. These agreements require that we indemnify such individuals to the fullest extent permitted by Delaware law.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. We are provided with copies of all such filings.

      Based solely upon our review of the forms that have been furnished, or the written representations from certain reporting persons that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 1999.

Certain Transactions

      We leased certain office space in Scottsdale, Arizona during 1999 from the Pakis-Armstrong Venture, an Arizona General Partnership, the general partners of which are Messrs. Armstrong and Pakis. The lease was terminated in April 1999 and less than $60,000 in rental payments were made thereunder during 1999. It is our understanding that all amounts paid to the Pakis-Armstrong Venture under this lease will be evenly distributed to Messrs. Armstrong and Pakis. We believe that the terms of the lease were at least as favorable as those that would have been obtained for a similar lease of a comparable property from unaffiliated third parties.

Compensation of Directors

      During 1999 our outside Directors received an annual retainer of $15,000 plus $1,000 for attendance at regular Board of Director meetings (including same-day committee meetings), $500 for participation in scheduled telephonic board or telephonic committee meetings, and reimbursement for reasonable out-of-pocket expenses. Mr. Gullard has been designated as the lead Outside Director for 2000 and will receive an additional annual retainer of $7,500 for serving in this capacity. Outside Directors also participate in our 1996 Outside Directors Stock Option Plan (the “Directors Plan”). The Directors Plan provides for the automatic grant of non-qualified stock options to outside Directors to purchase 18,750 shares of our Common Stock on the date of his or her election, with annual grants of non-qualified stock options to purchase 6,000 shares of our Common Stock at each annual meeting of the stockholders after their initial election. The exercise price of the options is equal to the fair market value of our Common Stock on the date of grant. Generally, the stock options granted under the Directors Plan vest over three years and have a term of ten years. Directors who are also employees do not receive any additional compensation for their service on the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning the grants of stock options pursuant to our 1996 Stock Option Plan during the fiscal year ended December 31, 1999 to the Named Executive Officers identified in the Summary Compensation Table. No SARs were granted during 1999.

	Individual Grants in 1999(1)				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of			Price Appreciation for
	Underlying	Total Options	Exercise		Option Term(2)
	Options	Granted to	Price Per	Expiration
Name	Granted(#)	Employees	Share($/Sh)	Date	5%($)	10%($)

James D. Armstrong(3)	100,000	4.5%	$10.000	1/5/2009	$552,540	$1,472,161
	100,000	4.5%	$6.438	3/4/2009	$364,129	$961,128
	200,000	9.0%	$8.000	4/29/2009	$1,006,231	$2,549,988
	200,000	9.0%	$9.000	11/1/2009	$1,132,010	$2,868,736

Frederick M. Pakis(3)(4)	100,000	4.5%	$10.000	1/5/2009	$552,540	$1,472,161
	100,000	4.5%	$6.438	3/4/2009	$364,129	$961,128
	200,000	9.0%	$8.000	4/29/2009	$1,006,231	$2,549,988

Kristen L. Magnuson(3)	90,000	4.0%	$6.438	3/4/2009	$372,716	$865,015

Hamish N. Brewer(5)	50,000	2.2%	$6.438	3/4/2009	$182,064	$480,564

Gregory L. Morrison(5)	50,000	2.2%	$6.438	3/4/2009	$182,064	$480,564

(1)	Incentive and nonstatutory stock options are granted under our 1996 Stock Option Plan at prices not less than the fair market value of the Common Stock at the date of grant. The options generally become exercisable over a three-year period, commencing at the date of grant, and expire in ten years.

(2)	The 5% and 10% assumed compounded annual rates of stock price appreciation are in accordance with the potential gains and are net of exercise price, but before taxes associated with the exercise rules of the Securities and Exchange Commission. These amounts and assumed rates of appreciation do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on future performance of the Common Stock and overall market conditions as well as the option holder’s continued employment throughout the vesting period. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	The stock options granted to Messrs. Armstrong and Pakis, and Ms. Magnuson contain accelerated vesting provisions in the event of a change of control.

(4)	Mr. Pakis resigned as Co-Chief Executive Officer effective August 1, 1999. Due to his change in responsibilities, we negotiated a new employment agreement with Mr. Pakis that provides for an annual salary of $100,000 and which stipulated the cancellation of 283,334 stock options that he had been granted during 1999. We granted Mr. Pakis a total of 400,000 stock options during 1999, 100,000 each on January 5, 1999 and March 4, 1999, and 200,000 on April 2, 1999. Under the terms of the new employment agreement, Mr. Pakis will be allowed to retain 58,333 vested options from each of the January 5, 1999 and March 4, 1999 grants. The remaining 41,667 unvested options under each of these grants, plus all 200,000 options granted on April 2, 1999 have been cancelled. On August 28, 2000, the Company announced Mr. Pakis’ resignation as Co-Chairman and as a member of the Board of Directors. Accordingly, Mr. Pakis’ employment agreement is no longer in effect.

(5)	The stock options granted to Messrs. Brewer and Morrison were amended as of May 20, 1999 to provide for accelerated vesting in the event of a change of control.

AGGREGATE OPTION EXERCISES DURING FISCAL 1999

AND YEAR END OPTION VALUES

      The following table sets forth information concerning stock option exercises during the year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the Named Executive Officers identified in the Summary Compensation Table.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/99(#)		12/31/99($)(1)
	Acquired	Value
Name	On Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Armstrong	—	$—	212,286	451,464	$1,424,204	$3,250,724

Frederick M. Pakis(2)	—	$—	144,229	36,187	$881,562	$157,490

Kristen L. Magnuson	—	$—	42,652	137,348	$—	$858,285

Hamish N. Brewer	5,625	$71,953	33,120	84,381	$19,987	$488,128

Gregory L. Morrison	—	$—	26,248	80,939	$56,773	$481,064

Scott D. Hines	—	$—	28,903	28,598	$209,102	$191,409

(1)	Options are considered to be “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns are based upon the difference between the closing price of the Common Stock on December 31, 1999 ($15.974), and the exercise price of the options.

(2)	Mr. Pakis resigned as Co-Chief Executive Officer effective August 1, 1999. Due to his change in responsibilities, we negotiated a new employment agreement with Mr. Pakis that provides for an annual salary of $100,000 and which stipulated the cancellation of 283,334 stock options that he had been granted during 1999. We granted Mr. Pakis a total of 400,000 stock options during 1999, 100,000 each on January 5, 1999 and March 4, 1999, and 200,000 on April 2, 1999. Under the terms of the new employment agreement, Mr. Pakis will be allowed to retain 58,333 vested options from each of the January 5, 1999 and March 4, 1999 grants. The remaining 41,667 unvested options under each of these grants, plus all 200,000 options granted on April 2, 1999 have been cancelled. On August 28, 2000, the Company announced Mr. Pakis’ resignation as Co-Chairman and as a member of the Board of Directors. Accordingly, Mr. Pakis’ employment agreement is no longer in effect.

TEN-YEAR OPTION REPRICING

      The following table sets forth information concerning adjustments made to the exercise price of stock options previously awarded to certain of our Named Executive Officers under the 1996 Stock Option Plan during the last ten completed fiscal years:

		Number of
		Securities	Market Price of			Length of Original
		Underlying	Common Stock	Exercise Price		Option Term
		Options	at Time of	At Time of	New	Remaining at Date of
		Repriced or	Repricing or	Repricing or	Exercise	Repricing or
Name	Date	Amended (#)	Amendment ($)	Amendment ($)	Price ($)	Amendment

Scott D. Hines (1)	12/15/98	5,422	$8.875	$14.583	$8.875	8 years and 43 days
		7,500	$8.875	$22.417	$8.875	8 years and 220 days
		11,250	$8.875	$19.542	$8.875	9 years and 42 days
		11,250	$8.875	$26.959	$8.875	9 years and 204 days

(1)	We repriced certain outstanding stock options for eligible participants, excluding directors and executive officers, on December 15, 1998. Mr. Hines has served as our Senior Vice President, Technology since February 1999 and was not an executive officer at the time of the repricing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended December 31, 1999, two of our outside directors, Messrs. McConnell and Patton served on the Compensation Committee. In addition, Messrs. Gullard and Keiper each participated in one Compensation Committee meeting during 1999. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

      During the fiscal year ended December 31, 1999, two of our outside directors, Messrs. McConnell and Patton served on the Compensation Committee. In addition, Messrs. Gullard and Keiper, the Company’s remaining non-management directors each participated in one Compensation Committee meeting during 1999. The Compensation Committee reviews and approves salary and bonus levels for executive officers and senior management and stock option grants.

Compensation Philosophy

      The Compensation Committee strives to align executive compensation with the value achieved by the executive team for our stockholders. Toward that goal, our compensation program emphasizes both short and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage our operations and maximize stockholder value. We use salary, executive officer bonuses and stock options to motivate executive officers to achieve our business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer’s base and variable compensation annually relative to corporate performance and comparative market information. In setting total compensation, the Compensation Committee considers both individual and company-wide performance, as well as market information in the form of published survey data provided from time to time to the Compensation Committee by our human resources staff.

      In preparing the performance graph for this Proxy Statement, we selected the Nasdaq Stock Market-U.S. Index and certain Computer and Data Processing Stocks as our peer groups. The companies that we included in our stratified salary surveys provided to the Compensation Committee in 1998 are not necessarily those included in the indices, as we may not compete with such companies for executive talent.

      The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and we believe that any options granted under the 1996 Option Plan currently meet the requirement of being performance-based in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deductions that would be available to us for executive compensation in 1999. Our policy is to qualify to the extent reasonable for executive officers’ compensation for deductibility under applicable tax laws.

Forms of Compensation

      Salary and Cash Incentive Compensation. We strive to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the vertical market enterprise software and general software industries. In 1999, management and the Compensation Committee initially determined to make only limited adjustments to 1998 compensation levels and structure, which were based in part on the report of an outside compensation consultant. During the third quarter of 1999, management recommended that, in light of increased competition for the Company’s key executive talent, there be an increase in the base salaries and bonus opportunity for Senior Vice President-level personnel. In response to management’s recommendation, the Compensation Committee approved increase base salaries for such key employees, and implanted a performance-based bonus structure based on individualized objectives for each employee.

      For 1999 the Board established distributions to other executive officers under the executive bonus plan following completion of our fiscal year, based generally on our profitability targets.

      Stock Options. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for our stockholders, and therefore grants stock options under our 1996 Option Plan at the commencement of an executive officer’s employment and, depending on that officer’s performance and the propriety, in the Committee’s judgment, of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, and generally vest over periods of three to four years and will only have value if our stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance. As a result of the Compensation Committee’s philosophy of using equity compensation as a significant portion of an executive’s overall compensation, and in an attempt to attract, retain and motivate skilled personnel who are in demand, the Compensation Committee set equity compensation levels in 1999 that were somewhat above those of the peer group. In 1999, following consultation with the Compensation Committee, the Board granted stock options under the 1996 Option Plan to the Named Executive Officers in the amounts as set forth in the table titled “Option Grants in Last Fiscal Year” under the Executive Compensation section of this Proxy Statement.

      Other Compensation Plans. We adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. Our incremental costs to provide benefits to executive officers under these life and health insurance plans and retirement plans is less than 10% of the base salaries for executive officers for 1999. Benefits under the broad-based plans are not directly or indirectly tied our performance.

      Most of our employees were, subject to certain limitations, eligible to participate in our 1998 and 1999 Employee Stock Purchase Plans which allowed all eligible employees (including executive officers, but excluding those who beneficially own more than 5% of the outstanding Common Stock) to purchase shares of our Common Stock through payroll deductions at a purchase price of the lower of 85% of the fair market value of the share on the first day or the last day of the applicable offering period of the plan. The Compensation Committee believes the stock purchase plans encourage broad-based equity ownership throughout our employee base, and thereby encourage alignment of employee incentive with stockholder interests.

Chief Executive Officer

      James D. Armstrong and Frederick M. Pakis served as Co-Chief Executive Officers from January 1999 through July 1999. Mr. Pakis resigned as Co-Chief Executive Officer effective August 1, 1999. During 1999, the salaries paid to Messrs. Armstrong and Pakis were based upon the agreements reached with each of them at the time they returned to full time operating roles with Company. The Compensation Committee believes the salary and stock option levels for Mr. Pakis and Mr. Armstrong are consistent with CEO compensation levels at the vertical market enterprise software companies and other software companies reviewed in the reports reviewed by the committee, and are particularly reasonable and fair to the Company’s stockholders in light of Mr. Armstrong’s and Mr. Pakis’ willingness to return to full time leadership of the Company during a difficult period in the Company’s operations and financial performance.

1999 COMPENSATION COMMITTEE

Stephen A McConnell
Jock Patton

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total return on our Common Stock with the Nasdaq Stock Market index (U.S. companies) and the cumulative total return of Nasdaq Computer and Data Processing Stocks (Peer Group) for the period from March 15, 1996, the date of our initial public offering, to December 31, 1999. The comparison assumes that $100 was invested on March 15, 1996 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

Comparison of Cumulative Total Returns

Performance Graph for
JDA Software Group, Inc.

Company/Index Name	3/15/96	12/31/96	12/31/97	12/31/98	12/31/99

JDA Software Group, Inc.	$100	$219.22	$269.22	$111.78	$188.94

Nasdaq Stock Market (US Companies)	100	117.53	144.01	202.92	366.60

Computer and Data Processing Stocks (Peer Group)	100	148.94	316.18	366.96	507.99

      The information contained in the Stock Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

STOCKHOLDER PROPOSALS

      Stockholder proposals may be submitted for inclusion in our 2001 proxy material anytime after the 2000 Annual Meeting held on May 25, 2000 but no later than 5:00 p.m., Scottsdale, Arizona time on December 15, 2000. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

TRANSACTION OF OTHER BUSINESS

      The Board of Directors does not know of or intend to present any matters at the Special Meeting other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

/s/ Kristen L. Magnuson
Kristen L. Magnuson
Secretary

October 10, 2000

JDA SOFTWARE GROUP, INC.

1996 STOCK OPTION PLAN

(As of August 28, 2000)

      1.  Establishment, Purpose and Term of Plan.

      1.1  Establishment. The JDA Software Group, Inc. 1996 Stock Option Plan is hereby established effective as of January 12, 1996 (the “Effective Date”).

      1.2  Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

      1.3  Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been increased at any time, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

      2.  Definitions and Construction.

      2.1  Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means JDA Software Group, Inc., a Delaware corporation, or any successor corporation thereto.

(e) “Consultant” means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(g) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

(j) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(k) “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(l) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(m) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(n) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

(o) “Optionee” means a person who has been granted one or more Options.

(p) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(r) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(t) “Section 162(m)” means Section 162(m) of the Code.

(u) “Stock” means the common stock, par value $0.01, of the Company, as adjusted from time to time in accordance with Section 4.2.

(v) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(w) “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

      2.2  Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term “or” shall include the conjunctive as well as the disjunctive.

      3.  Administration.

      3.1  Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the

2

responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.2  Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, subject to the limitations set forth in Section 6.1 hereof, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Option Agreement;

(f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof; provided, however, that, in no event shall the Board have the power or authority to reprice or otherwise effect a reduction in the exercise price of any Options granted under the Plan;

(g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of employment or service with the Participating Company Group;

(h) to delegate to any proper officer of the Company the authority to grant one or more Options, without further approval of the Board, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider, provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (ii) each such Option shall be subject to the terms and conditions of the appropriate standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board,

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

      3.3  Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

      3.4  Committee Complying with Section 162(m). If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably

3

be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      4.  Shares Subject to Plan.

      4.1  Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seven million (7,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, except as adjusted pursuant to Section 4.2, the maximum aggregate number of shares of Stock to be subject to new Options that may be granted under the Plan in the twelve (12) month period commencing on May 25, 2000 (and subsequent 12-month periods commencing on each anniversary thereof) shall be one million two hundred thousand (1,200,000) (the “Annual Grant Limit”). If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

      4.2  Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Annual Grant Limit, in the Section 162(m) Grant Limit set forth in Section 5.4, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

      5.  Eligibility and Option Limitations.

      5.1  Persons Eligible for Options. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees” shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and “Consultants” shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Notwithstanding the foregoing, no Director of the Company who is not also an Employee may be granted an Option at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act. Eligible persons may be granted more than one (1) Option.

      5.2  Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

      5.3  Fair Market Value Limitation. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and

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the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

      5.4  Section l62(m) Grant Limit. Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a “publicly held corporations” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million one hundred twenty-five thousand (1,125,000) shares of Stock (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

      6.  Terms and Conditions of Obligations. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1  Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2  Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

      6.3  Payment of Exercise Price.

      (a)  Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by the Optionee’s promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not

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permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration,

      (b)  Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

      (c)  Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

      (d)  Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      6.4  Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

      6.5  Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board, in its sole discretion, at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

      7.  Standard Forms of Option Agreement.

      7.1  Incentive Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.2  Nonstatutory Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a “Nonstatutory Stock Option” shall comply with and be subject to the

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terms and conditions set forth in the form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

      7.3  Standard Term of Options. Except as otherwise provided in Section 6.2 or by the Board in the grant of an Option, any Incentive Stock Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

      7.4  Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitations the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by an Optionee upon the exercise of an Option in the event such Optionee’s employment or service with the Participating Company Group is terminated for any reason, with or without cause.

      8.  Transfer of Control.

      8.1  Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii) a merger or consolidation in which the Company is a party;

(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv) a liquidation or dissolution of the Company.

(b) A “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      8.2  Effect of Transfer of Control on Options. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the

7

Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

      9.  Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

      10.  Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

      11.  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

      12.  Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the JDA Software Group, Inc. 1996 Stock Option Plan as duly adopted by the Board on January 12, 1996 and amended by the Board through August 28, 2000.

/s/ Kristen L. Magnuson
Kristen L. Magnuson
Secretary

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PLAN HISTORY

January 12, 1996	Board adopts Plan, with an initial reserve of 1,250,000 shares.
January 12, 1996	Stockholders approve Plan, with an initial reserve of 1,250,000 shares.
January 27, 1998	Board amends Plan to increase share reserve to 3,000,000 shares and to establish the Section 162(m) Grant Limit.
June 11, 1998	Stockholders approve increase in the Plan’s share reserve to 3,000,000 shares and the establishment of the Section 162(m) Grant Limit.
July 20, 1998	Company effects a 3:2 stock split, resulting in an adjusted share reserve of 4,500,000 shares.
March 2000	Board amends Plan to increase the share reserve to 8,500,000 shares.
May 25, 2000	Amended Stock Option Plan does not receive necessary votes for approval at the 2000 Annual Meeting and adjournments thereof.
August 28, 2000	Board amends Plan to (i) establish the Annual Grant Limit, (ii) provide that Options may not be repriced and (iii) provide that Options may not be granted at an exercise price below the Fair Market Value.
November 9, 2000	Stockholders to vote at a Special Meeting of Stockholders to approve amendment of Plan to increase the number of shares reserved for issuance thereunder from 4,500,000 to 7,000,000 and to establish the Option Grant Restrictions as set forth in the Plan.

PROXY

JDA SOFTWARE GROUP, INC.

Proxy for Special Meeting of Stockholders

Solicited by the Board of Directors

The undersigned hereby appoints James D. Armstrong and Kristen L. Magnuson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in JDA Software Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, Scottsdale, Arizona on Thursday, November 9, 2000 at 10:00 a.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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• FOLD AND DETACH HERE  •

Please mark
your votes as
indicated in
this example.
/X/

A vote FOR the following proposal is recommended by the Board of Directors:

	FOR	AGAINST	ABSTAIN
1. Approve Amendment to the 1996 Stock Option Plan.	[ ]	[ ]	[ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW		[ ]
Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.

Signature(s) Date

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- FOLD AND DETACH HERE-